Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements of Staffing 360 Solutions, Inc. on Form S-8 (File No. 333-207265) and Forms S-3 (File Nos. 333-221281, 333-216666 and 333-208910) of our report dated November 17, 2017, relating to the consolidated financial statements of CBS Butler Holdings Limited, appearing in this Form 8-K/A.

/s/ RSM UK Audit LLP

Portland

25 High Street

Crawley

West Sussex

RH10 1BG

United Kingdom

November 17, 2017